Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of Axsys Technologies, Inc (the “Company”) on Form 10-Q for the period ended October 2, 2004 (the “Report”), I, Stephen W. Bershad, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

November 12, 2004

/s/ Stephen W. Bershad
Stephen W. Bershad
Chief Executive Officer